Exhibit 99.1

OLB Group Achieves Annual Transaction Volume Run Rate of $1.35 Billion Following CBD Merchants Acquisition

Annual Revenue Run Rate for eCommerce Merchant Services, Anticipated to be
Approximately $36 Million and Positive EBITDA for 2022.

Merchants Acquisition is Expected to Add $25 Million to Revenue for 2022

NEW YORK -- February 2, 2022 -- The OLB Group, Inc. (“OLB,” “we,” “us,” “our,” or the “Company”), a diversified Fintech eCommerce merchant services provider and Bitcoin cryptocurrency mining enterprise, announced today that the Company’s merchant services annual transaction volume run rate has reached $1.35 Billion in transaction volume as a result of 28.5 million transactions.

After the Company’s acquisition of a portfolio of CBD merchant accounts in the last quarter, OLB has started the current year with the highest revenue run rate in the history of the company. As a result of a diversified merchant base which is not reliant on large merchants and high dollar transactions, the Company’s eCommerce merchant services business is tracking at an anticipated annual revenue run rate exceeding $36 Million for 2022. Since the acquisition, the Company has benefited from onboarding approximately 150 new merchant accounts per month.

Ronny Yakov, President and CEO of OLB, said, “In 2021, we began the year with an annualize revenue run rate of approximately $10 million. Starting this year at a $36 million annualized revenue run rate is likely to maximize our economies of scale and contribute to our bottom line.”

OLB believes that its merchants in the CBD marketplace will likely see an increase in transaction volume as the overall market size grows. According to a February 2021 report by Grandview Research relating to the current and future CBD market sector, “The market is estimated to witness a y-o-y growth of approximately 20% to 23% in the next 5 years. Hemp-derived CBD is expected to grow at a CAGR of 23.4% post-pandemic owing to increasing demand from the pharmaceutical sector and rising awareness among consumers regarding health.”(See https://www.grandviewresearch.com/industry-analysis/cannabidiol-cbd-market)

Yakov continued, “Our CBD merchant portfolio acquisition is expected to add $25 million to our revenue this year and is anticipated to contribute up to $5 Million in incremental EBITDA. Adding to our improved financial position by having no outstanding debt, this should give us the financial flexibility to ramp up our cryptocurrency-related operations.”

Future OLB Press Releases and Updates

Interested investors or shareholders can be notified of future Press Releases and Industry Updates by e-mailing investorrelations@OLB.com

About The OLB Group, Inc.

The OLB Group, Inc. is a diversified Fintech eCommerce merchant services provider and Bitcoin crypto mining enterprise. The Company’s eCommerce platform delivers cloud-based merchant services for a comprehensive digital commerce solution to over 10,500 merchants in all 50 states. DMint, a wholly owned subsidiary of OLB Group, is engaged in the mining of Bitcoin utilizing sustainable natural gas with an initial deployment of efficient 1,000 ASIC-based S19j Pro 96T mining computers projected by end of 2021. For more information about solutions, services, or to find a reseller, please visit www.olb.com. Investor information is available at www.olb.com/investors-data and www.Dmint.com.

Safe Harbor Statement

All statements from The OLB Group, Inc. in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements concerning the impact of COVID-19 on our operations and financial condition, the CBD and related products marketplace, our ability to implement our proprietary merchant boarding and CRM system and to roll out our Omni Commerce and SecurePay applications, including payment methods, to our current merchants and the integration of our secure payment gateway with our crowdfunding platform. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include statements regarding the expected revenue and income for operations to be generated by The OLB Group, Inc. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Rick Lutz

The OLB Group - Investor Relations

InvestorRelations@olb.com

(212) 278-0900 EXT: 333